Registration No. 333-_________
As Filed with the Securities and Exchange Commission on November 20, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices, including Zip Code)

TCF Financial 2015 Omnibus Incentive Plan
(Full title of the plan)

Joseph T. Green
Senior Vice President, General Counsel and Secretary
TCF Financial Corporation
200 Lake Street East, Mail Code EX0-03-G
Wayzata, MN 55391-1693
(952) 475-6498
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [X]                    Accelerated filer        [ ]
Non-accelerated filer    [ ]                     Smaller reporting company [ ]
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value	2,561,692 shares (1) (2)	$14.835 (3)	$38,002,700.82	$3,826.87

(1)
The number of shares registered represents the number of shares authorized for issuance pursuant to the TCF Financial 2015 Omnibus Incentive Plan (the “Plan”), which includes 2,000,000 shares expressly stated in the Plan plus 561,692 shares reserved for issuance under the TCF Financial Incentive Stock Program that remained available for grant as of April 22, 2015.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that become issuable under the Plan pursuant to its anti-dilution provisions.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the high and low prices for Registrant’s common stock, par value $.01, as reported on the New York Stock Exchange on November 16, 2015.

EXPLANATORY NOTE
TCF Financial Corporation (“TCF” or the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register shares of its Common Stock, par value $0.01 per share, issuable pursuant to the TCF Financial 2015 Omnibus Incentive Plan (the “Plan”). As of April 22, 2015, the date TCF’s stockholders approved the Plan, no further grants may be made under the TCF Financial Incentive Stock Program, as amended and restated (the “Program”). Any shares that were available for issuance under the Program and that were not subject to outstanding awards under the Program became available for issuance under the Plan. Accordingly, a total of 2,561,692 shares became available for delivery under the Plan, including (i) 2,000,000 newly authorized shares and (ii) 561,692 shares previously registered on Form S-8 pursuant to Registration Statement No. 333-184675 that were available for issuance under the Program. In addition, in accordance with the Plan, shares that are subject to outstanding awards under the Program that subsequently are forfeited, cancelled, exchanged, surrendered or terminated without a distribution of shares under the terms of the Program shall then become available for issuance under the Plan. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed with the Securities and Exchange Commission ("SEC") by TCF and are incorporated by reference in this registration statement:

(a)	TCF’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b)	TCF’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c)	TCF’s Current Reports on Form 8-K filed on January 26, 2015, February 27, 2015, March 24, 2015, April 28, 2015, August 31, 2015, October 20, 2015 and October 30, 2015; and

(d)
The description of TCF's common stock in response to Item 11 of the Registration Statement on Form S-3 filed May 29, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents filed by TCF pursuant to Sections 13(a), 13(c), 14 and 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Joseph T. Green, who is providing an opinion of counsel with respect to the securities to which this registration statement relates, is an employee and officer (Senior Vice President, General Counsel and Secretary) of TCF and is eligible to receive awards under the Plan. As of November 10, 2015, Mr. Green owns 129,602 shares of TCF Common Stock (including 0 shares of restricted stock granted under the Plan).

Item 6. Indemnification of Directors and Officers.
As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), TCF’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) collectively provide that (i) TCF is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; provided, however, that TCF is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by TCF’s board of directors, (ii) TCF may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, TCF is required to advance all expenses reasonably incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Certificate of Incorporation and Bylaws are not exclusive, (v) TCF is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) TCF may not retroactively amend the Certificate of Incorporation or Bylaw provisions relating to indemnity.
As permitted by Section 102(b)(7) of the DGCL, the Certificate of Incorporation provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to TCF or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. TCF may not retroactively amend the Certificate of Incorporation provisions relating to limitation of directors’ personal liability. If the DGCL is amended to permit the further elimination or limitation of the personal liability of directors, then pursuant to the Certificate of Incorporation the liability of a director of TCF shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.
TCF has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act, and provides for payment to TCF of costs incurred by it in indemnifying its directors and officers.
Item 8. Exhibits.

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 to TCF Financial Corporation's Current Report on Form 8-K filed April 28, 2015]
4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 to TCF Financial Corporation's Current Report on Form 8-K filed October 20, 2015]
5*	Opinion of Joseph T. Green
23.1	Consent of Joseph T. Green (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24*	Power of Attorney
99.1	TCF Financial 2015 Omnibus Incentive Plan [incorporated by reference to Exhibit 10.1 to TCF Financial Corporation’s Current Report on Form 8-K filed April 28, 2015]
* Filed herewith.
Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota, on November 20, 2015.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
By:	William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William A. Cooper
By:		William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
By:		Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
By:		Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

William A. Cooper, Director, Chairman and Chief Executive Officer*
Craig R. Dahl, Director, Vice Chairman and President*
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President*
Peter Bell, Director*		Richard H. King, Director*
William F. Bieber, Director*		Vance K. Opperman, Lead Director*
Theodore J. Bigos, Director*		James M. Ramstad, Director*
Thomas A. Cusick, Director*		Roger J. Sit, Director*
Karen L. Grandstrand, Director*		Barry N. Winslow, Director*
George G. Johnson, Director*		Richard A. Zona, Director*
*By	/s/ Joseph T. Green	Date: November 20, 2015
Joseph T. Green, pursuant to powers of attorney executed by each of the directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such director.

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 to TCF Financial Corporation's Current Report on Form 8-K filed April 28, 2015]
4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3.1 to TCF Financial Corporation's Current Report on Form 8-K filed October 20, 2015]
5*	Opinion of Joseph T. Green
23.1	Consent of Joseph T. Green (included in Exhibit 5)
23.2*	Consent of KPMG LLP
24*	Power of Attorney
99.1	TCF Financial 2015 Omnibus Incentive Plan [incorporated by reference to Exhibit 10.1 to TCF Financial Corporation’s Current Report on Form 8-K filed April 28, 2015]
* Filed herewith.